RELEASE

THIS RELEASE (the “Release”) is entered into as of this ___ day of _____, 2013 (the “Effective Date”) in favor of Be Active Holdings, Inc. (the “Company”), by certain former holders signatory hereto (the “Class A Holders”) of the Class A Common Stock of Be Active Brands, Inc. (“Be Active”), a wholly owned subsidiary of the Company, and all of the former holders of Be Active’s Class B Common Stock (the “Class B Holders” and, together with the Class A Holders, the “Be Active Holders”).

RECITALS

WHEREAS, on January 9, 2013, the Company entered into a reverse merger transaction with Be Active (such transaction, the “Reverse Merger Transaction”), whereby all of the outstanding shares of Be Active’s Class A Common Stock and all of the outstanding shares of Be Active’s Class B Common Stock were exchanged for shares of the Company’s common stock (the “Common Stock”), causing Be Active to become the wholly-owned operating subsidiary of the Company;

WHEREAS, simultaneously with the Reverse Merger Transaction, the Company agreed to issue units of its securities at a purchase price of $0.23 per unit to subscribers in a private placement  (the “Initial Offering) and allow the holders of bridge notes of Be Active (collectively with the cash investors in the Initial Offering, the “January Subscribers”) to convert such bridge notes into the Initial Offering at a per unit purchase price of $0.19, with each unit consisting of one share of the Common Stock and a three year warrant to purchase an additional share of Common Stock at a per share exercise price of $0.30 (the “January Exercise Price”);

 WHEREAS, the Company anticipates that it will (i) issue a minimum of an additional $1,000,000 (the “Minimum Offering Amount”) of units (the “Units”) at a purchase price of $0.03 per Unit (it being understood that such Minimum Offering Amount may be increased or decreased at the sole discretion of the Company’s Board of Directors without further notice or consent) to investors in a private placement (the “Subsequent Offering”), with each Unit consisting of one share of Common Stock and a three year warrant to purchase an additional share of Common Stock at an exercise price of $0.05 per share; (ii) adjust the purchase price paid by the January Subscribers to $0.03 per unit through the issuance of additional units, consisting of additional shares of Common Stock and additional warrants (the “Ratchet Units”) and adjust the January Exercise Price to $0.03 per share, (iii) issue an aggregate of 18,165,327 shares of Common Stock to the Class B Holders on a pro rata basis (the “Class B Issuance”) upon the sale of a minimum of $1,000,000 of Units in the Subsequent Offering; and (iv) issue an aggregate of 4,889,451 shares of Common Stock to certain Class A Holders on a pro rata basis (the “Class A Issuance”) upon the sale of a minimum of $1,000,000 of Units in the Subsequent Offering (by way of clarification, any increase or decrease to the Minimum Offering Amount will not adjust the minimum amount required to be sold ($1,000,000) in order to trigger the issuance of the Class A Issuance and Class B Issuance);

WHEREAS, the Company may offer to certain of the January Subscribers, Ratchet Units consisting of shares of newly designated Series A Convertible Preferred Stock (the “Series A Preferred Stock Certificate of Designation”) containing certain beneficial ownership limitation provisions, in the form attached hereto as Exhibit A, and the undersigned has reviewed the Series A Preferred Stock Certificate of Designation;

WHEREAS, the Company desires to designate a new series of its preferred stock as Series B Convertible Preferred Stock, which will be issuable to members of management (the “Management Preferred Stock”).  The terms of the Management Preferred Stock are more fully set forth in the certificate of designation of the Series B Convertible Preferred Stock, attached hereto as Exhibit B (the “Series B Preferred Stock Certificate of Designation”), and the undersigned has reviewed the Series B Preferred Stock Certificate of Designation.  The shares of Management Preferred Stock shall collectively allow the holders thereof to hold an aggregate of 40% of the outstanding voting capital of the Company (inclusive of any additional shares already beneficially owned). The shares of Management Preferred Stock will be automatically converted on the six month anniversary of the date of issuance into such number of shares of the Company’s Common Stock that, when aggregated with management’s existing beneficial holdings of the Company’s Common Stock, shall cause management to collectively own 40% of the issued and outstanding Common Stock on such date, in the aggregate.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the undersigned Be Active Holders agree as follows:

The undersigned hereby release, cancel, forgive and forever discharge the Company, each of its predecessors, parent corporations, holding companies, subsidiaries, affiliates, divisions, heirs, successors and assigns, and all of their officers, directors and employees, from all actions, claims, demands damages, obligations, liabilities, controversies and executions, of any kind or nature whatsoever, whether known or unknown, whether suspect or not, including but not limited to any actions by the Company relating to the Reverse Merger Transaction, the Initial Offering, the Subsequent Offering,  the issuance of the Ratchet Units (including Ratchet Units containing Series A Convertible Preferred Stock), the Class B Issuance, the Class A Issuance, the issuance of the Management Preferred Stock and any rights under that certain Agreement of Shareholders of Be Active Brands, Inc. dated as of January 26, 2011 and all amendments thereto, which have arisen, or may have arisen, or shall arise from the first day of the world, through and including the Effective Date and each day thereafter, and the undersigned does specially waive any claim or right to assert any cause of action or alleged cause of action or claim or demand which has, through oversight or error intentionally or unintentionally or through a mistake, been omitted from this Release.

[Signature page follows immediately]

IN WITNESS WHEREOF, the undersigned has caused this Release to be executed and delivered as of the day and year first above written.

____________________________________